LIST OF SUBSIDIARIES

                                               STATE/DATE                                 PERCENT
INVESTMENT IN                                 INCORPORATION       OWNED BY               OWNERSHIP
--------------------------------------------------------------------------------------------------
C C Beverage Packing, Inc.                  Delaware          Consolidated                  100%
                                            3/15/88

Case Advertising, Inc.                      Delaware          Consolidated                  100%
                                            2/18/88

Category Management Consulting, LLC         North Carolina    Consolidated/Roanoke          100%
                                            6/29/95

CCBC of Nashville, LP                       Tennessee         CCBC of Tennessee, LLC /      100%
                                            12/20/96            Consolidated Volunteer

CCBCC, Inc.                                 Delaware          Consolidated                  100%
                                            12/20/93

Chesapeake Treatment Company, LLC           North Carolina    Consolidated/Case Adv.        100%
                                            6/5/95

COBC, Inc.                                  Delaware          Columbus Coca-Cola            100%
                                            11/23/93            Bottling Company

Coca-Cola Bottling Co. Affiliated, Inc.     Delaware          Consolidated                  100%
                                            4/18/35

Coca-Cola Bottling Co. of Roanoke, Inc.     Delaware          Consolidated                  100%
                                            2/5/85

Coca-Cola Bottling Company of               North Carolina    Consolidated / Affiliated     100%
  North Carolina, LLC                       12/18/95

Coca-Cola Bottling Company of               Alabama           CCBC of Alabama, LLC /        100%
  Mobile, LLC                               12/20/96            CC Beverage

Coca-Cola Bottling Company of               Delaware          CC Beverage/                  100%
  Alabama, LLC                              12/17/96            Consolidated


Coca-Cola Bottling Company of               Tennessee         CCBC of Roanoke/              100%
  Tennessee, LLC                            12/12/96            Consolidated

                                               STATE/DATE                                 PERCENT
INVESTMENT IN                                 INCORPORATION       OWNED BY               OWNERSHIP
--------------------------------------------------------------------------------------------------
Coca-Cola Ventures, Inc.                    Delaware          Coca-Cola Bottling Co.        100%
                                            6/17/93             Affiliated, Inc.

Columbus Coca-Cola Bottling Company         Delaware          Consolidated                  100%
                                            7/10/84

Consolidated Leasing, LLC                   North Carolina    Consolidated/CCBC of WV       100%
                                            1/14/97

Consolidated Volunteer, Inc.                Delaware          Consolidated                  100%
                                            12/11/96

ECBC, Inc.                                  Delaware          Coca-Cola Bottling Co.        100%
                                            11/23/93            Affiliated, Inc.

Jackson Acquisitions, Inc.                  Delaware          Consolidated                  100%
                                            1/24/90

Metrolina Bottling Company                  Delaware          Consolidated                  100%
                                            5/21/93

MOBC, Inc.                                  Delaware          CC Beverage Packing, Inc.     100%
                                            11/23/93

NABC, Inc.                                  Delaware          Consolidated Volunteer, Inc.  100%
                                            11/23/93

Panama City Coca-Cola Bottling Company      Florida           Columbus CCBC, Inc.           100%
                                            10/5/31

PCBC, Inc.                                  Delaware          Panama City Coca-Cola         100%
                                                                Bottling Company

ROBC, Inc.                                  Delaware          Coca-Cola Bottling Co. of     100%
                                                                 Roanoke, Inc.

St. Paul Coca-Cola Bottling Company,        Virginia          Consolidated                  100%
  Incorporated                              7/24/14

                                               STATE/DATE                                 PERCENT
INVESTMENT IN                                 INCORPORATION       OWNED BY               OWNERSHIP
--------------------------------------------------------------------------------------------------
Tennessee Soft Drink Production Company     Tennessee         Consolidated Volunteer, Inc.  100%
                                            12/22/88

The Coca-Cola Bottling Company of West      West Virginia     Consolidated                  100%
  Virginia, Inc.                            12/28/92

Thomasville Acquisitions, Inc.              Delaware          Consolidated                  100%
                                            1/8/97

Thomasville Coca-Cola Bottling Co.          North Carolina    Consolidated                  100%
                                            6/3/32

TOBC, Inc.                                  Delaware          Thomasville CCBC              100%
                                            3/24/97


WCBC, Inc.                                  Delaware          Coca-Cola Bottling Co.        100%
                                            11/23/93            Affiliated, Inc.

Whirl-i-Bird, Inc.                          Tennessee         Consolidated                  100%
                                            11/3/86

WVBC, Inc.                                  Delaware          The Coca-Cola Bottling        100%
                                            11/23/93            Company of West
                                                                Virginia, Inc.